As filed with the Securities and Exchange Commission on April 30, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	04-3257395
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

210 East Grand Ave. South San Francisco, CA 94080 (Address of Principal Executive Offices, including Zip Code)

2014 EQUITY INCENTIVE PLAN
(Full Title of the Plans)
Michael M. Morrissey
President and Chief Executive Officer
Exelixis, Inc.
210 East Grand Ave.
South San Francisco, CA 94080
(650) 837-7000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Hessekiel	Kenneth L. Guernsey
Executive Vice President, General Counsel and Secretary	Cooley LLP
Exelixis, Inc.	101 California Street, 5th Floor
210 East Grand Ave.	San Francisco, CA 94111
South San Francisco, CA 94080
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $0.001 per share)	10,494,555	$ 2.775 (2)	$ 29,122,391 (2)	$3,385

(1) This registration statement covers the offer and sale of 10,494,555 shares under the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). These shares were previously subject to grants of equity awards under the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan, the Exelixis, Inc. 2011 Equity Incentive Plan, the Exelixis, Inc. 2000 Equity Incentive Plan, or the Exelixis, Inc. 2010 Inducement Award Plan (collectively, the “Prior Plans”) on May 28, 2014, the effective date of the 2014 Plan (the “Effective Date”). When equity awards granted under the Prior Plans (a) expire or terminate for any reason prior to exercise or settlement, (b) are forfeited, cancelled or otherwise returned to Exelixis because of the failure to meet a contingency or condition required to vest the underlying shares, or (c) are reacquired or withheld (or not issued) by Exelixis to satisfy a tax withholding obligation in connection with a stock award (other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans with respect to which the exercise or strike price is at least 100% of the fair market value of the underlying common stock subject to the option or stock appreciation right on the date of grant), then in each such event such underlying shares become available for issuance under the 2014 Plan, and are no longer be available for issuance under the respective Prior Plans. All of the shares subject to this registration statement have become available for issuance under the 2014 Plan as a result of such events. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the Exelixis, Inc. 2014 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on April 28, 2015, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 10,494,555 shares of Common Stock of Exelixis, Inc. (the “Company”) for issuance under the Exelixis, Inc. 2014 Equity Incentive Plan (the “2014 Plan”). The contents of the prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2014 (File No. 333-196761), and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on November 4, 2014 (File No. 333-196761), relating to the 2014 Plan are incorporated herein by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Exelixis, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2015, filed on March 2, 2015;

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2015, filed on April 30, 2015;

•	The Company’s Current Reports on Form 8-K filed on February 11, 2015 and March 9, 2015;

•	The Company's Current Report on Form 8-K/A filed on April 30, 2015; and

•
The description of the Company’s common stock that is contained in the Company’s Registration Statement on Form 8-A (File No. 000-30235), filed with the Commission on April 6, 2000, pursuant to Section 12 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

EXHIBITS

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.1	3/10/2010
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.2	3/10/2010
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	8-K	000-30235	3.1	5/25/2012
4.4	Certificate of Ownership and Merger Merging X-Ceptor Therapeutics, Inc. with and into Exelixis, Inc.	8-K	000-30235	3.1	10/15/2014
4.5	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	8-K	000-30255	3.2	10/15/2014
4.6	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/5/2011
4.7	Specimen Common Stock Certificate.	S-1, as amended	333-96335	4.1	4/7/2000
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1)					X
99.1	2014 Equity Incentive Plan.	8-K	000-30235	10.1	5/29/14

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 30, 2015.
EXELIXIS, INC.

By:	/s/ MICHAEL M. MORRISSEY
Michael M. Morrissey
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MICHAEL M. MORRISSEY	Director, President and	April 30, 2015
Michael M. Morrissey, Ph.D.	Chief Executive Officer (Principal Executive Officer)

/s/ DEBORAH BURKE	Senior Vice President and	April 30, 2015
Deborah Burke	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STELIOS PAPADOPOULOS	Chairman of the Board	April 30, 2015
Stelios Papadopoulos, Ph.D.

/s/ CHARLES COHEN	Director	April 30, 2015
Charles Cohen, Ph.D.

/s/ CARL B. FELDBAUM	Director	April 30, 2015
Carl B. Feldbaum, Esq.

/s/ ALAN M. GARBER	Director	April 30, 2015
Alan M. Garber, M.D., Ph.D.

/s/ VINCENT T. MARCHESI	Director	April 30, 2015
Vincent T. Marchesi, M.D., Ph.D.

/s/ GEORGE POSTE	Director	April 30, 2015
George Poste, D.V.M., Ph.D., FRS

/s/ GEORGE A. SCANGOS	Director	April 30, 2015
George A. Scangos, Ph.D.

/s/ LANCE WILLSEY	Director	April 30, 2015
Lance Willsey, M.D.

/s/ JACK L. WYSZOMIERSKI	Director	April 30, 2015
Jack L. Wyszomierski

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporation by Reference				Filed Herewith
		Form	File Number	Exhibit/ Appendix Reference	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.1	3/10/2010
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	10-K	000-30235	3.2	3/10/2010
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Exelixis, Inc.	8-K	000-30235	3.1	5/25/2012
4.4	Certificate of Ownership and Merger Merging X-Ceptor Therapeutics, Inc. with and into Exelixis, Inc.	8-K	000-30235	3.1	10/15/2014
4.5	Certificate of Change of Registered Agent and/or Registered Office of Exelixis, Inc.	8-K	000-30255	3.2	10/15/2014
4.6	Amended and Restated Bylaws of Exelixis, Inc.	8-K	000-30235	3.1	12/5/2011
4.7	Specimen Common Stock Certificate.	S-1, as amended	333-96335	4.1	4/7/2000
5.1	Opinion of Cooley LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Cooley LLP. (see Exhibit 5.1)					X
99.1	2014 Equity Incentive Plan.	8-K	000-30235	10.1	5/29/14